                                                                      EXHIBIT 15


May 12, 1995

Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, N.Y. 10281-1332


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Merrill Lynch & Co., Inc. and subsidiaries as of March 31, 1995 and for the three-month periods ended March 31, 1995 and April 1, 1994 as indicated in our report dated May 12, 1995; because we did not perform an audit, we express no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated by reference in the following documents, as amended:

Filed on Form S-8:

   Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)

   Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)

   Registration Statement No. 33-33336 (Long Term Incentive Compensation Plan)

   Registration Statement No. 33-51831 (Long Term Incentive Compensation Plan)

   Registration Statement No. 33-48846 (401(k) Savings and Investment Plan)

   Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)

   Registration Statement No. 33-54154 (Non-Employee Directors' Equity Plan)

    Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
      (Puerto Rico))

    Registration Statement No. 33-56427 (1994 Deferred Compensation Plan for a
      Select Group of Eligible Employees)

    Registration Statement No. 33-55155 (1995 Deferred Compensation Plan for a
      Select Group of Eligible Employees)

Filed on Form S-3:

    Debt Securities

    Registration Statement No. 33-54218

    Registration Statement No.  2-78338

    Registration Statement No.  2-89519

    Registration Statement No.  2-83477

    Registration Statement No. 33-03602

    Registration Statement No. 33-17965

    Registration Statement No. 33-27512

    Registration Statement No. 33-35456

    Registration Statement No. 33-42041

    Registration Statement No. 33-45327

    Registration Statement No. 33-49947

    Registration Statement No. 33-51489

    Registration Statement No. 33-52647

    Medium Term Notes

    Registration Statement No.  2-96315

    Registration Statement No. 33-03079

    Registration Statement No. 33-05125

    Registration Statement No. 33-09910

    Registration Statement No. 33-16165

    Registration Statement No. 33-19820

    Registration Statement No. 33-23605

    Registration Statement No. 33-27549

    Registration Statement No. 33-38879

    Other Securities

    Registration Statement No. 33-19975 (Remarketed Preferred Stock, Series C)

    Registration Statement No. 33-33335 (Common Stock)

    Registration Statement No. 33-45777 (Common Stock)

    Registration Statement No. 33-55363 (Preferred Stock)

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ Deloitte & Touche LLP

New York, New York